                          JACKSON & WALKER, L.L.P.
                          ATTORNEYS AND COUNSELORS
                              901 MAIN STREET                   OTHER LOCATIONS
                                SUITE 6000
CABLE-JWAL                DALLAS, TEXAS 75202-3797              HOUSTON
TELEX-73-385                   (214) 953-6000                   FORT WORTH
TELECOPIER-(214) 953-5822                                       SAN ANTONIO

                                July 14, 1995




Michaels Stores, Inc.
5931 Campus Circle Drive
Las Colinas Business Park
Irving, Texas 75063

     Re:  Registration Statement on Form S-8 of Michaels Stores, Inc.

Ladies and Gentlemen:

     We are acting as counsel for Michaels Stores, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 1,000,000 shares of common stock, par value $.10 per share, of the Company (the "Shares"). The Company's Registration Statement on Form S-8 covering the sale of the Shares (the "Registration Statement") is expected to be filed under the Act with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

     In reaching the conclusions expressed in this opinion, we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to the opinions expressed herein. We have assumed that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

     Based solely upon the foregoing and subject to the comments and exceptions herein stated, we are of the opinion that the Shares when issued pursuant to the terms of the Michaels Stores, Inc. Employees 401(k) Plan, as amended, will be validly and legally issued, and will be fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the State of Texas and, solely with respect to matters of corporate law, the State of Delaware. You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein under the captions "Legal Matters" and "Interests of Named Experts and Counsel". In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,



                                       JACKSON & WALKER, L.L.P.